Exhibit 8.1

LIST OF SUBSIDIARIES OF TREMOR INTERNATIONAL LTD.

The following table sets out details of the Company’s significant subsidiaries:

Name of company	Country of Incorporation	Ownership Percentage
Taptica Inc.	USA	100%
Tremor Video Inc.	USA	100%
Adinnovation Inc.	Japan	100%
Taptica UK	UK	100%
Unruly Group US Holding Inc.*	USA	100%
YuMe Inc.*	USA	100%
Perk.com Canada Inc	Canada	100%
R1Demand LLC*	USA	100%
Unruly Group LLC	USA	100%
Unruly Holdings Ltd.*	UK	100%
Unruly Group Ltd.	UK	100%
Unruly Media GmbH	Germany	100%
Unruly Media Pte Ltd.*	Singapore	100%
Unruly Media Pty Ltd.	Australia	100%
Unruly Media KK	Japan	100%
Unruly Media Inc	USA	100%
SpearAd GmbH	Germany	100%
Unmedia Video Distribution Sdn Bhd	Malaysia	100%
Amobee Inc*	USA	100%
Amobee EMEA Limited	UK	100%
Amobee International Inc	USA	100%
Amobee Ltd	IL	100%
Amobee Asia Pte Ltd*	Singapore	100%
Amobee ANZ Pty Ltd	Australia	100%

*  Under these companies, there are twenty-seven (27) wholly owned subsidiaries that are inactive and/or in liquidation process.